EXHIBIT 4









                   NCS Supplemental Deferred Compensation Plan
                                (1999 Statement)

                             Adopted March 25, 1999
                         but first Effective May 1, 1999







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                   NCS Supplemental Deferred Compensation Plan
                                (1999 Statement)

                                TABLE OF CONTENTS

                                                                            PAGE

SECTION 1.            INTRODUCTION AND DEFINITIONS                            1

                      1.1.          Statement of Plan
                      1.2.          Definitions
                                    1.2.1.         Account
                                                   (a) Deferral Account
                                                   (b) ESOP Account
                                                   (c) Savings Plan Account
                                    1.2.2.         Affiliate
                                    1.2.3.         Annual Valuation Date
                                    1.2.4.         Beneficiary
                                    1.2.5.         Change-in-Control
                                    1.2.6.         Code
                                    1.2.7.         Compensation Committee
                                    1.2.8.         Earliest Retirement Date
                                    1.2.9.         Effective Date
                                    1.2.10.        Employers
                                    1.2.11.        ERISA
                                    1.2.12.        Event of Maturity
                                    1.2.13.        Index Fund
                                    1.2.14.        NCS
                                    1.2.15.        NCS ESOP
                                    1.2.16.        NCS Savings Plan
                                    1.2.17.        Normal Retirement Date
                                    1.2.18.        Participant
                                    1.2.19.        Plan
                                    1.2.20.        Plan Statement
                                    1.2.21.        Plan Year
                                    1.2.22.        Plan Administrator
                                    1.2.23.        Termination of Employment
                                    1.2.24.        Valuation Date
                                    1.2.25.        Service

SECTION 2.            PARTICIPATION                                           4

                      2.1.          Participation
                                    2.1.1.         Participation by Selection
                                    2.1.2.         Automatic Participation
                                    2.1.3.         Initial Enrollment
                      2.2.          Specific Exclusion

SECTION 3.            CREDITS TO ACCOUNTS                                     6

                      3.1.          Deferral Credits
                                    3.1.1.         Amount of Credits
                                    3.1.2.         Crediting to Accounts
                      3.2.          ESOP Credits
                                    3.2.1.         Amount of Credits
                                    3.2.2.         Crediting to Accounts
                      3.3.          Savings Plan Credits
                                    3.3.1.         Amount of Credits.
                                    3.3.2.         Crediting to Accounts

SECTION 4.            ADJUSTMENT OF ACCOUNTS                                  9

                      4.1.          Establishment of Accounts
                      4.2.          Adjustments of Accounts
                                    4.2.1.         Intermediate Payment
                                                   Subtraction
                                    4.2.2.         Investment Adjustment
                                    4.2.3.         Credit Addition
                                    4.2.4.         Final Payment Subtraction

SECTION 5.            VESTING OF ACCOUNT                                     10

                      5.1.          General Rule
                      5.2.          Forfeiture for Misconduct

SECTION 6.            MATURITY                                               11
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SECTION 7.            PAYMENTS                                               11
                      7.1.          Termination Payments
                                    7.1.1.         Form of Payment
                                    7.1.2.         Time of Payment
                                    7.1.3.         Installment Amounts
                                    7.1.4.         New Designation
                                    7.1.5.         Default
                                    7.1.6.         No Spousal Rights
                      7.2.          Previously Scheduled Payments
                                    7.2.1.         Enrolling for the Payment
                                    7.2.2.         Scheduled Payment
                      7.3.          In Service Payments
                                    7.3.1.         When Available
                                    7.3.2.         Payment
                                    7.3.3.         Forfeiture
                      7.4.          Hardship Distributions
                                    7.4.1.         When Available
                                    7.4.2.         Purposes
                                    7.4.3.         Limitations
                                    7.4.4.         Forfeiture
                      7.5.          Accelerated Lump Sum Payment
                                    7.5.1.         When Available
                                    7.5.2.         Payment
                                    7.5.3.         Forfeiture
                      7.6.          Payment on Account of a CIC
                                    7.6.1.         When Available
                                    7.6.2.         Payment
                                    7.6.3.         Forfeiture
                      7.7.          Designation of Beneficiaries
                                    7.7.1.         Right to Designate
                                    7.7.2.         Failure of Designation
                                    7.7.3.         Disclaimers by Beneficiaries
                                    7.7.4.         Definitions
                                    7.7.5.         Special Rules
                                    7.7.6.         No Spousal Rights
                      7.8.          Death Prior to Full Payment
                      7.9.          Facility of Payment
                      7.10.         Payments in Kind

SECTION 8.            FUNDING OF PLAN                                        19

                      8.1.          Unfunded Plan
                      8.2           Hedging Investments
                      8.3.          Corporate Obligation

SECTION 9.            AMENDMENT AND TERMINATION                              20

                      9.1.          Amendment and Termination
                                    9.1.1.         Before a Change-in-Control
                                    9.1.2.         After a Change-in-Control
                      9.2.          No Oral Amendments
                      9.3.          Plan Binding on Successors

SECTION 10.           DETERMINATIONS --RULES AND REGULATIONS                 22

                      10.1.         Determinations
                      10.2.         Rules and Regulations
                      10.3.         Method of Executing Instruments
                      10.4.         Claims Procedure
                                    10.4.1.        Original Claim
                                    10.4.2.        Review of Denied Claim
                                    10.4.3.        General Rules
                      10.5.         Limitations and Exhaustion
                                    10.5.1.        Limitations
                                    10.5.2.        Exhaustion Required
                                    10.5.3.        Exhaustion Not Required

SECTION 11.           PLAN ADMINISTRATION                                    25

                      11.1.         Plan Administrator
                                    11.1.1.        Officers
                                    11.1.2.        Compensation Committee
                                    11.1.3.        Compensation Committee
                      11.2.         Delegation
                      11.3.         Conflict of Interest
                      11.4.         Administrator
                      11.5.         Service of Process
                      11.6.         Expenses
                      11.7.         Spendthrift Provision
                      11.8.         Tax Withholding
                      11.9.         Certifications
                      11.10.        Errors in Computations
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SECTION 12.           CONSTRUCTION                                           27

                      12.1.         Applicable Laws
                                    12.1.1.        ERISA Status
                                    12.1.2.        IRC Status
                                    12.1.3.        References to Laws
                      12.2.         Effect on Other Plans
                      12.3.         Disqualification
                      12.4.         Rules of Document Construction
                      12.5.         Choice of Law
                      12.6.         No Employment Contract


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                   NCS Supplemental Deferred Compensation Plan
                                (1999 Statement)


                                    SECTION 1

                          INTRODUCTION AND DEFINITIONS

1.1. Statement of Plan . Effective May 1, 1999, NATIONAL COMPUTER SYSTEMS, INC., a Minnesota corporation (hereinafter sometimes referred to as "NCS") and certain affiliated corporations (together with NCS hereinafter sometimes separately referred to as an "Employer" and collectively referred to as the "Employers") hereby create a nonqualified, unfunded, elective deferral plan for the purpose of allowing a select group of management and highly compensated employees of the Employers to defer the receipt of incentive compensation which would otherwise be paid to those employees.

1.2. Definitions . When the following terms are used herein with initial capital letters, they shall have the following meanings:

           1.2.1. Account -- the separate bookkeeping account representing the separate unfunded and unsecured general obligation of the Employers established with respect to each person who is a Participant in this Plan in accordance with
Section 2 and to which is credited the dollar amounts specified in Section 3 and
Section 4 and from which are subtracted forfeitures and payments made pursuant to Section 5 and Section 7. The following Accounts will be maintained under this Plan for Participants:

           (a)     Deferral   Account  --  the  Account   maintained   for  each
                   Participant to which are credited amounts in respect of elective deferrals pursuant to Section 3.1.

           (b)     ESOP Account -- the Account  maintained for each  Participant
                   to  which  are  credited   amounts  in  respect  of  employer
                   contributions under the NCS ESOP pursuant to Sections 3.2.

           (c) Savings Plan Account -- the Account maintained for each Participant to which are credited amounts in respect of employer contributions under the NCS Savings Plan pursuant to
                   Section 3.3.

           1.2.2. Affiliate -- a business entity which is affiliated in ownership with NCS or an Employer and is recognized as an Affiliate by the Plan Administrator for the purposes of this Plan.

           1.2.3.  Annual Valuation Date  -- each December 31.

           1.2.4. Beneficiary -- a person designated by a Participant (or automatically by operation of the Plan Statement) to receive all or a part of the Participant's Account in the event of the Participant's death prior to full payment thereof. A person so designated shall not be considered a Beneficiary until the death of the Participant.

           1.2.5. Change-in-Control -- an event described as a Change-in-Control in the Appendix to this Plan Statement.

           1.2.6.  Code  -- the Internal Revenue Code of 1986, as amended.

           1.2.7. Compensation Committee -- the Compensation Committee of the Board of Directors of NCS (or any successor committee).

           1.2.8.  Earliest Retirement Date  -- the earlier of:

                   (i) the last day of the first calendar month in which a Participant has attained at least age fifty-five (55) years, and has completed at least ten (10) years of service, and has attained an age (in years) and has completed service (in years) totaling at least sixty-five (65), or

                   (ii)  the date a Participant attains Normal Retirement Date.

           1.2.9.  Effective Date  -- May 1, 1999.

           1.2.10. Employers -- NCS and any business entity affiliated with NCS that employs persons who are designated for participation in this Plan.

           1.2.11. ERISA -- the Employee Retirement Income Security Act of 1974, as amended.

           1.2.12. Event of Maturity  -- any of the  occurrences  described  in
Section 6 by reason of which a Participant or Beneficiary may become entitled to a payment from this Plan.

           1.2.13. Index Fund -- any of the following hypothetical investment portfolios used for the purpose of measuring income, gains and losses to the Accounts of Participants (as if the Accounts had in fact been so invested):

           (a) the stock of a regulated investment company (mutual fund) which is primarily invested in a balance of equities and fixed income as selected from time to time by the Plan Administrator;

           (b) the stock of a regulated investment company (mutual fund) which is primarily invested in international equities as selected from time to time by the Plan Administrator;

           (c) the stock of a regulated investment company (mutual fund) which is primarily invested in a broad selection of equities (e.g., an S&P 500 fund) as selected from time to time by the Plan Administrator;

           (d) the stock of a regulated investment company (mutual fund) which is primarily invested in small and mid-capitalization equities as selected from time to time by the Plan Administrator;

           (e) the stock of a regulated investment company (mutual fund) which is primarily invested in money market investments as selected from time to time by the Plan Administrator; and

           (f) the stock of a regulated investment company (mutual fund) which is primarily invested in investment quality bonds as selected from time to time by the Plan Administrator.

           1.2.14. NCS  --  NATIONAL  COMPUTER  SYSTEMS,   INC.,  a  Minnesota
corporation, or any successor thereto.

           1.2.15. NCS ESOP -- the tax-qualified stock bonus and leveraged employee stock ownership plan of NCS established for the benefit of employees eligible to participate therein, and known as the "National Computer Systems, Inc. Employee Stock Ownership Plan."

           1.2.16. NCS Savings Plan -- the tax-qualified profit sharing plan of NCS established for the benefit of employees eligible to participate therein, and known as the "National Computer Systems, Inc. 401(k) Employees' Savings Plan."

           1.2.17. Normal Retirement Date -- the last day of the calendar month in which a Participant attains age sixty-five (65) years.

           1.2.18. Participant -- an employee of an Employer who is designated as eligible to participate in this Plan and becomes a Participant in this Plan in accordance with the provisions of Section 2. An employee who has become a Participant shall be considered to continue as a Participant in this Plan until the date of the Participant's death or, if earlier, the date when the Participant is no longer employed by an Employer or an Affiliate and upon which the Participant no longer has any Account under this Plan (that is, the Participant has received a payment of all of the Participant's Account).

           1.2.19. Plan -- the nonqualified, income deferral program maintained by NCS established for the benefit of Participants eligible to participate therein, as set forth in the Plan Statement. (As used herein, "Plan" does not refer to the documents pursuant to which this Plan is maintained. That document is referred to herein as the "Plan Statement"). The Plan shall be referred to as the "NCS Supplemental Deferred Compensation Plan."

           1.2.20. Plan Statement -- this document entitled "NCS Supplemental Deferred Compensation Plan (1999 Statement)" as adopted by the Compensation Committee of NCS effective as of May 1, 1999, as the same may be amended from time to time thereafter.

           1.2.21. Plan Year -- the twelve (12) consecutive month period ending on any Annual Valuation Date (provided, however, that the first Plan Year shall commence May 1, 1999 and end December 31, 1999).

           1.2.22. Plan Administrator  -- NCS.

           1.2.23. Termination of Employment -- a complete severance of an employee's employment relationship with the Employers and all Affiliates, if any, for any reason other than the employee's death. A transfer from employment with an Employer to employment with an Affiliate of an Employer shall not constitute a Termination of Employment. A decision by the Compensation Committee to not select a Participant for participation for a subsequent Plan Year shall not constitute a Termination of Employment. If an Employer who is an Affiliate ceases to be an Affiliate because of a sale of substantially all the stock or assets of the Employer, then Participants who are employed by that Employer and who cease to be employed by an Employer on account of the sale of substantially all the stock or assets of the Employer shall be deemed to have thereby had a Termination of Employment for the purpose of commencing payments from this Plan.

           1.2.24. Valuation Date -- the last day of each calendar month of the Plan Year.

           1.2.25. Service -- a measure of an employee's service with the Employers and all Affiliates (stated as a number of years) which is equal to the number of years of "Vesting Service" determined under the rules of the NCS ESOP (or any similar successor plan) as those rules may exist at the time the Participant's Service is being determined.


                                    SECTION 2

                                  PARTICIPATION

2.1.       Participation .

           2.1.1. Participation by Selection . The Compensation Committee shall, in its sole discretion, select employees of an Employer for participation in this Plan. The Compensation Committee shall not select any employee for participation unless the Compensation Committee determines that such employee will be for that Plan Year a member of a select group of management or highly compensated employees (as that expression is used in ERISA). The Compensation Committee shall select such employees for participation in this Plan on a Plan Year by Plan Year basis. Selection for one Plan Year does not entitle the employee to be selected the next Plan Year. Each employee of an Employer selected for participation in this Plan for a particular Plan Year by the Compensation Committee shall become a Participant in this Plan as of the first day of that Plan Year.

           2.1.2. Automatic Participation . The Chief Executive Officer, Senior Vice Presidents and Executive Vice Presidents of NCS determined as of the first day of such Plan Year shall automatically become a Participant in this Plan for such Plan Year as of the first day of that Plan Year, whether or not such employee was selected for participation under Section 2.1.1.

           2.1.3. Initial Enrollment . Prior to the first day of the first Plan Year that an employee selected for participation becomes a Participant, such employee shall as a condition of participation in this Plan complete such forms and make such elections as the Plan Administrator may require for the effective administration of this Plan. At a minimum, the initial enrollment shall include the following:

           (a) Such initial enrollment shall designate the form and the time for the payment of the Participant's Account following an Event of Maturity (and if such designation is not clearly made to the contrary shall be deemed to have been a designation of a single lump sum payment to be made as soon as practicable after the Annual Valuation Date for the Plan Year in which the Event of Maturity occurred).

           (b) Such initial enrollment shall specify whether there will be a previously scheduled payment from the Account and the amount and time of any such payment in accordance with Section 7.2.

           (c) Such initial enrollment shall specify the Index Fund or Index Funds to be used initially to measure income, gains and losses on the Account.

The initial enrollment shall be made in writing upon forms furnished by the Plan Administrator, shall be made at such time as the Plan Administrator shall determine and shall conform to such other procedural and substantive rules as the Plan Administrator shall establish.

2.2. Specific Exclusion.Notwithstanding anything apparently to the contrary in the Plan Statement or in any written communication, summary, resolution or document or oral communication, no individual shall be a Participant in this Plan, develop benefits under this Plan or be entitled to receive benefits under this Plan (either for himself or herself or his or her survivors) unless such individual is a member of a select group of management or highly compensated employees (as that expression is used in ERISA). If a court of competent jurisdiction, any representative of the U.S. Department of Labor or any other governmental, regulatory or similar body makes any direct or indirect, formal or informal, determination that an individual is not a member of a select group of management or highly compensated employees (as that expression is used in ERISA), such individual shall not be (and shall not have ever been) a Participant in this Plan at any time. If any person not so defined has been erroneously treated as a Participant in this Plan, upon discovery of such error such person's erroneous participation shall immediately terminate ab initio and the individual's Account shall be forfeited immediately and such person shall be obligated to reimburse NCS for all amounts erroneously paid to him or her.


                                    SECTION 3

                               CREDITS TO ACCOUNTS

3.1.       Deferral Credits .

           3.1.1. Amount of Credits . Prior to the first day of any Plan Year, an employee who has been selected for participation for that Plan Year may elect to defer compensation for that Plan Year. An election made by a Participant for a Plan Year shall remain in effect for subsequent Plan Years unless, prior to a subsequent Plan Year, the election is changed or terminated by the Participant or the Participant is not selected for participation for that subsequent Plan Year. Each such election shall be subject to the following rules.

           (a) Irrevocability. A Participant's election to defer shall be irrevocable for the Plan Year with respect to which it is made once it has been accepted by the Plan Administrator. However, if the Participant applies to the Compensation
                   Committee and demonstrates to the satisfaction of the Compensation Committee that continued deferrals would impose an extreme financial hardship on the Participant, the Compensation Committee may, in its sole discretion cancel the Participant's election for the remainder of that Plan Year.

           (b) Election and Limits. A Participant shall elect to defer the amount or portion of the Participant's base compensation or incentive compensation or both which is earned during that Plan Year (without regard to whether it would be paid during that or a subsequent Plan Year) which shall not be paid to the Participant but instead shall be credited under this Plan under Section 3 and distributed from this Plan under Section
                   7. The amount or portion may be designed as a dollar amount or a percentage. The amount or portion of the base compensation that can be elected shall not exceed seventy percent (70%) of the Participant's base compensation nor more than eighty percent (80%) of the Participant's incentive compensation. No election shall be accepted unless, based on facts as then known, the anticipated annual deferral is at least Two Thousand Five Hundred Dollars ($2,500).

           (c) Election Procedures. The election to defer shall be made in writing upon forms furnished by the Plan Administrator, shall be made at such time as the Plan Administrator shall determine, shall be made before the beginning of the Plan Year with respect to which it is made and shall conform to such other procedural and substantive rules as the Plan Administrator shall establish.

           (d) Code ss.162(m) Mandatory Deferral. Notwithstanding the foregoing, if the Plan Administrator determines that any amount of compensation otherwise payable to a Participant would not be fully deductible by the Employer when paid because of the limitations in section 162(m) of the Code, the Participant shall be conclusively deemed to have elected to defer that amount of compensation.

           3.1.2. Crediting to Accounts. The Plan Administrator shall credit to the Deferral Account of each Participant the amount, if any, of compensation the Participant elected to defer. Such amount shall be credited in cash. Such amount shall be credited as nearly as practicable as of the time or times when the compensation would have been paid to the Participant but for the election to defer. The Plan Administrator shall comply with any federal, state or local taxes or withholding requirements that may apply.

3.2.       ESOP Credits .

           3.2.1. Amount of Credits . The Plan Administrator shall determine each Plan Year for each Participant who is also a participant in the NCS ESOP the excess, if any, of the employer contribution that would have been allocated to the NCS ESOP account for the Participant for that Plan Year under the NCS ESOP if:

           (a)     there  were  no  limitation  on  compensation   that  can  be
                   recognized for NCS ESOP purposes pursuant to Code section 401(a)(17), and

           (b) there were no limitations on annual additions pursuant to Code section 415(c), and

           (c) the Participant had not elected to defer any compensation under this Plan (or under any other similar nonqualified plan of deferred compensation maintained by an Employer), over the employer contribution that was in fact allocated to the NCS ESOP account for the Participant for that Plan Year. With respect to Plan Years ending before a Change-in-Control, the Plan Administrator's determination of this amount shall be final and binding on all Participants and not subject to review.

           3.2.2. Crediting to Accounts . The Plan Administrator shall credit to the ESOP Account of each Participant the amount, if any, determined under
Section 3.2.1. Such credit shall be in cash or in kind as the Plan Administrator in its discretion shall determine. Such amount shall be credited as nearly as practicable as of the time or times when the employer contribution would have been allocated to the ESOP account for the Participant but for the limitations described in Section 3.2.1. The Plan Administrator shall comply with any federal, state or local taxes or withholding requirements that may apply.

3.3.       Savings Plan Credits .

           3.3.1. Amount of Credits. The Plan Administrator shall determine each Plan Year for each Participant an amount equal to the lesser of:

           (a) fifty percent (50%) of the elective deferrals made by that Participant for the Plan Year under Section 3.1, or

           (b) three and one half percent (3.5%) of the Participant's compensation in excess of the dollar limitation in effect for that Plan Year under Code section 401(a)(17).

With respect to Plan Years ending before a Change-in-Control, the Plan Administrator's determination of this amount shall be final and binding on all Participants and not subject to review. Prior to the beginning of each Plan Year, the Compensation Committee may fix the fifty percent (50%) and the three and one half percent (3.5%) for such Plan Year at a greater or a lesser percent (including zero) for the succeeding Plan Year. The Compensation Committee may from time to time and at any time increase either or both percentages
(prospectively or retroactively) or may decrease either or both percentages (prospectively only) for a Plan Year.

           3.3.2. Crediting to Accounts . The Plan Administrator shall credit to the Savings Plan Account of each Participant the amount, if any, determined for that Participant under Section 3.3.1. Such credit shall be in cash or in kind as the Plan Administrator in its discretion shall determine. Such amount shall be credited as nearly as practicable as of the time or times when the employer matching contribution would have been allocated to the Participant's account in the NCS Savings Plan. The Plan Administrator shall comply with any federal, state or local taxes or withholding requirements that may apply.

                                    SECTION 4

                             ADJUSTMENT OF ACCOUNTS

4.1.      Establishment of Accounts . There shall be established for each
Participant  unfunded,   bookkeeping  Accounts  which  shall  be  adjusted  each
Valuation Date.

4.2. Adjustments of Accounts . As of each Valuation Date (the "current Valuation Date"), the value of each Account determined as of the immediately preceding Valuation Date (the "previous Account value") shall be increased (or decreased) by the following adjustments made in the following sequence:

           4.2.1. Intermediate Payment Subtraction . The previous Account value shall be reduced by the total amount distributed in fact to (or with respect to) the Participant (or forfeited) from such Account as of a date subsequent to the immediately preceding Valuation Date but prior to the current Valuation Date.

           4.2.2. Investment Adjustment . The previous Account value (as adjusted above) shall be increased (or decreased) by income, gains and losses as follows:

           (a) In accordance with procedures to be established by the Plan Administrator, each Participant shall elect, as part of the initial enrollment process, and each Participant and Beneficiary shall elect from time to time thereafter (but not more frequently than once each calendar month) one or more Index Funds that shall be used to measure income, gains and losses during the succeeding calendar month.

           (b) As of the last day of that succeeding calendar month, the Account of each Participant shall be adjusted for income, gains and losses as if the Account had in fact been invested in the Index Funds so elected on the first business day of that calendar month.

           4.2.3. Credit Addition . The previous Account value (as adjusted above) shall be increased by the credits, if any, to be made pursuant to Section 3.

           4.2.4. Final Payment Subtraction . The previous Account value (as adjusted above) shall be reduced by the total amount distributed in fact to (or with respect to) the Participant (or forfeited) from such Account as of the current Valuation Date.


                                    SECTION 5

                               VESTING OF ACCOUNT

5.1. General Rule . Except as elsewhere specificall provided, the Account of each Participant shall be fully (100%) vested and nonforfeitable at all times.

5.2. Forfeiture for Misconduct. A Participant shall not be vested at all i any ESOP Account or any Savings Plan Account (and shall completely forfeit all claims to such Accounts for such Participant and all Beneficiaries) upon the determination by the Plan Administrator that the Participant, either before or after termination of employment:

           (a) has engaged in a criminal or fraudulent activity resulting in harm to an Employer or an Affiliate; or

           (b) has divulged to a competitor any significant confidential information or trade secrets of an Employer or an Affiliate; or

           (c) has provided an Employer or Affiliate with materially false reports concerning such Participant's business interests or employment; or

           (d) has made materially false representations which are relied upon by an Employer or an Affiliate in furnishing information to a shareholder, auditors or any regulatory or governmental agency; or

           (e) has maintained an undisclosed, unauthorized and material conflict of interest in the discharge of the duties owed by such Participant to an Employer or an Affiliate; or

           (f) has engaged in conduct causing a serious violation of state or federal law by an Employer or an Affiliate; or

           (g) has engaged in reckless or grossly negligent activity toward an Employer or an Affiliate which is admitted or judicially proven and which results in significant harm to an Employer or an Affiliate; or

           (h) has engaged in the theft of assets or funds of an Employer or an Affiliate; or

           (i) has engaged in fraud or dishonesty toward an Employer or an Affiliate which is admitted or judicially proven; or

           (j) has been convicted of any crime which directly or indirectly arose out of such Participant's employment relationship with an Employer or an Affiliate or materially affected such Participant's ability to discharge the duties of employment with an Employer or an Affiliate; or

           (k) shall fail at or after the time of such Participant's termination of employment to execute a form of release and waiver prepared by and acceptable to an Employer releasing an Employer (and is officers, directors, employees and agents) from all direct or indirect claims for workers' compensation benefits, unemployment compensation benefits, claims arising as a result of employment discrimination, employment related claims arising under tort, breach of contract (express or implied) or any other law or theory and all other similar types of claims (whether known or unknown) as an Employer may specify or, after executing such a release or waiver, shall fail to abide by its terms.


                                    SECTION 6

                                    MATURITY

A  Participant's   Account  shall  mature  and  shall  become  distributable  in accordance with Section 7 upon the earliest occurrence of any of the following events while in the employment of an Employer or an Affiliate:

           (a)     the Participant's death, or

           (b)     the Participant's termination of employment, or

           (c)     termination of this Plan.


                                    SECTION 7

                                    PAYMENTS

7.1. Termination Payments. Upon the occurrence of an Event of Maturity effective as to a Participant, the Plan Administrator shall commence payment of such Participant's Account (reduced by the amount of any applicable payroll, withholding and other taxes) in the form designated by the Participant in his or her initial enrollment. A Participant shall not be required to make application to receive payment. Payment shall not be made to any Beneficiary, however, until such Beneficiary shall have filed a written application for benefits in a form acceptable to the Plan Administrator and such application shall have been approved by the Plan Administrator.

           7.1.1. Form of Payment . Payment shall be made in whichever of the following forms as the Participant shall have designated in writing at the time of his or her initial enrollment (to the extent that such designation is consistent with the rules of the Plan Statement):

           (a) Term Certain Installments to Participant. If the Distributee is a Participant, the Account at Event of Maturity is at least Fifty Thousand Dollars ($50,000) and the Participant had attained Earliest Retirement Date at Event of Maturity, in a series of annual installments payable over five (5) years, ten (10) years, fifteen (15) or twenty (20) years.

           (b) Continued Term Certain Installments to Beneficiary. If the Distributee is a Beneficiary of a deceased Participant and payment had commenced to the deceased Participant before his or her death over a five (5) year, ten (10) year, fifteen
                   (15) or twenty (20) year period as specified in paragraph (a) above, in a series of annual installments payable over the remainder of the period.

           (c) Lump Sum to Participant or Beneficiary. If the Distributee is a Participant, in a single lump sum. If the Distributee is a Beneficiary of a deceased Participant and payment had not commenced to the deceased Participant before the Participant's death, in a single lump sum payment.

           7.1.2. Time of Payment . Payment shall be made or commenced at whichever of the following times as the Participant shall have designated in writing at the time of his or her initial enrollment (to the extent that such designation is consistent with the rules of the Plan Statement):

           (a) Retirement. If the payment is made or commenced on account of the Participant's Event of Maturity and the Participant's Event of Maturity is on a date on or after the Participant's Earliest Retirement Date, payment shall be made or commenced:

                   (i) as of the Annual Valuation Date coincident with or immediately following the Participant's Event of Maturity and shall be made or commenced as soon as practicable after such Annual Valuation Date, or

                   (ii) as of the Annual Valuation Date coincident with or immediately following the later of the Participant's Event of Maturity or the Participant's Normal Retirement Date and shall be made or commenced as soon as practicable after such Annual Valuation Date, or

                   (iii) as of the  Annual  Valuation  Date  coincident  with or immediately following the Participant's Normal Retirement Date and shall be made or commenced as soon as practicable after such Annual Valuation Date.

           (b) Death. If the payment is made or commenced on account of the Participant's death, payment shall be made or commenced as of the Annual Valuation Date coincident with or immediately following the Participant's Event of Maturity and shall be made or commenced as soon as practicable after such Annual Valuation Date.

           (c) Other. In all other cases, payment to the Participant shall be made as of the Valuation Date immediately following the Participant's Event of Maturity and shall be made as soon as practicable after such Valuation Date.

           (d) Code ss.162(m) Delay. If the Plan Administrator determines that delaying the time the initial payments are made or commenced would increase the probability that such payments would be fully deductible for federal or state income tax purposes, the Plan Administrator may unilaterally delay the time of the making or commencement of payments for up to twenty-four (24) months after the date such payments would otherwise be payable.

           7.1.3. Installment Amounts . The amount of the annual installments shall be determined by dividing the amount of the Account as of the Annual Valuation Date as of which the installment is being paid by the number of remaining installment payments to be made (including the payment being determined).

           7.1.4. New Designation . At any time and from time to time, each Participant may file with the Plan Administrator a new designation of a form and time of payment. Each such subsequent designation shall supercede all prior designations and shall be effective as to the Participant's entire Account (including the portions of the Account attributable to periods before the new designation is filed) as if the new designation had been made in writing at the time of his or her initial enrollment. Notwithstanding the foregoing, any new designation shall be disregarded as if it had never been filed (and the prior effective designation shall be given effect) unless the designation:

           (a) was filed with the Plan Administrator at least one (1) year before the Event of Maturity, and

           (b) was filed with the Plan Administrator at least one (1) year after any other prior designation (including the designation made as part of the initial enrollment) was filed with the Plan Administrator.

A new designation shall be made in writing upon forms furnished by the Plan Administrator and shall conform to such other procedural and substantive rules as the Plan Administrator shall establish.

           7.1.5. Default . If for any reason a Participant shall have failed to make a timely written designation of form for payment (including reasons entirely beyond the control of the Participant), the payment shall be made in a single lump sum as of the Annual Valuation Date coincident with or immediately following the Participant's Event of Maturity and shall be made as soon as practicable after such Annual Valuation Date.

            7.1.6. No Spousal Rights . No spouse, former spouse,  Beneficiary or
other  person  shall  have  any  right  to  participate  in  the   Participant's
designation of a form or time of payment.

7.2.       Previously Scheduled Payments .

           7.2.1. Enrolling for the Payment . At the time of initial enrollment under Section 2.1.3, each enrolling Participant shall have the opportunity to elect to cause this Plan to make one (1) previously scheduled payment to the Participant from the Account of a fixed dollar amount or percentage of Account (not less than Two Thousand Dollars) as of an Annual Valuation Date designated by the Participant in the initial enrollment which payment shall be made as soon as practicable after such Annual Valuation Date.

           7.2.2. Scheduled Payment . As of the Annual Valuation Date designated by the Participant in his or her initial enrollment, the amount of the previously scheduled payment elected by the Participant shall be distributed from the Account to the Participant. Notwithstanding the dollar amount of the previously scheduled payment elected by the Participant in the initial enrollment, if the value of the Account that would remain after such previously scheduled payment is made would be less than Five Thousand Dollars ($5,000) the entire Account shall be distributed. In no event shall any previously scheduled payment occur after the death of the Participant or after any other Event of Maturity with respect to the Participant. In no event shall such scheduled payments exceed the value of the Account when made. If the amount of the previously scheduled payment elected by the Participant exceeds the value of the Account, the entire Account shall be distributed in lieu of the amount designated.

7.3.       In Service Payments .

           7.3.1. When Available . A Participant may apply for and receive an in service payment of all or any portion of his or her Account (after reduction for the forfeiture described in Section 7.3.3). To receive such an in service payment, the Participant must file a written payment application with the Plan Administrator. In the application, the Participant shall specify the dollar amount to be distributed. The Plan Administrator shall approve the in service payment if such application has been filed.

           7.3.2. Payment . Payment shall be made as of the Valuation Date coincident with or next following the approval of a completed application by the Plan Administrator and such in service payment shall be made in a lump sum payment as soon as administratively feasible after such Valuation Date.

           7.3.3. Forfeiture . Upon the approval of an in service payment application, there shall be irrevocably forfeited from the Account of the Participant an amount equal to ten percent (10%) of the amount approved for payment.

7.4.       Hardship Distributions .

           7.4.1. When Available . A Participant may apply for and receive a hardship distribution from his or her Account if the Plan Administrator determines that such hardship distribution is for a purpose described in Section
7.4.2 and the conditions in Section 7.4.3 have been fulfilled. To receive such a distribution, the Participant must file a written hardship distribution application with the Plan Administrator and furnish such supporting documentation as the Plan Administrator may require. In the application, the Participant shall specify the basis for the distribution and the dollar amount to be distributed. If such hardship distribution is approved by the Plan Administrator, distribution shall be made as of the Valuation Date coincident with or next following the approval of a completed application by the Plan Administrator and such hardship distribution shall be made in a lump sum payment as soon as administratively feasible after such Valuation Date.

           7.4.2.  Purposes .  Hardship  distributions  shall be  allowed  under
Section 7.4 only if the Participant establishes that the hardship distribution is to be made on account of an immediate and heavy financial need of the Participant for which the Participant does not have other available resources.

           7.4.3. Limitations . The amount of the hardship distribution shall not exceed the amount of the Participant's proven immediate and heavy financial need. A hardship distribution shall not be made after the death of the Participant or after the occurrence of any other Event of Maturity. The amount of approved hardship distribution (and the forfeiture described below) shall not exceed the value of the Account.

           7.4.4. Forfeiture . There shall be no forfeitures from the Account incident to this payment.

7.5.       Accelerated Lump Sum Payment .

           7.5.1. When Available . A Participant or Beneficiary who is receiving annual installments may elect to receive an accelerated lump sum payment of his or her entire Account (after reduction for the forfeiture described in Section 7.5.3). To receive such an accelerated lump sum payment, the Participant or Beneficiary must file a written payment application with the Plan Administrator.

           7.5.2. Payment . Payment of the accelerated lump sum payment (after reduction for the forfeiture described in Section 7.5.3) shall be made as of the Annual Valuation Date coincident with or next following the approval of a completed application by the Plan Administrator. Such accelerated lump sum payment shall be made in a lump sum payment as soon as administratively feasible after such Valuation Date. The amount of the accelerated lump sum payment shall be equal to the value of the Account as of such Annual Valuation Date (after reduction for the forfeiture described below).

           7.5.3. Forfeiture . Upon the approval of an accelerated lump sum payment, there shall be irrevocably forfeited from the Account of the Participant or Beneficiary an amount equal to ten percent (10%) of the Account (minus the portion of the Account that would have been payable at the time of the lump sum if the Participant had not elected to receive the accelerated lump sum payment).

7.6.       Payment on Account of a CIC .

           7.6.1. When Available . If, within two (2) years following a Change in Control, more than half of the individuals who were Participants on the date of the Change in Control petition the Plan Administrator in writing to terminate the Plan, the Accounts of all such Participants shall be distributed to them.

           7.6.2. Payment . Payment shall be made as of the Valuation Date coincident with or next following the receipt by the Plan Administrator of the requisite petitions and such payment shall be made in a lump sum payment as soon as administratively feasible after such Valuation Date.

           7.6.3. Forfeiture . There shall be no forfeiture from any Accounts incident to this payment.

7.7.       Designation of Beneficiaries .

           7.7.1. Right to Designate . Each Participant may designate, upon forms to be furnished by and filed with the Plan Administrator, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of such Participant's Account in the event of such Participant's death. The Participant may change or revoke any such designation from time to time without notice to or consent from any Beneficiary. No such designation, change or revocation shall be effective unless executed by the Participant and received by the Plan Administrator during the Participant's lifetime.

           7.7.2.  Failure of Designation .  If a Participant:

           (a)     fails to designate a Beneficiary,

           (b)     designates  a  Beneficiary   and   thereafter   revokes  such
                   designation without naming another Beneficiary, or

           (c)     designates   one  or  more   Beneficiaries   and   all   such
                   Beneficiaries so designated fail to survive the Participant,

such Participant's Account, or the part thereof as to which such Participant's designation fails, as the case may be, shall be payable to the first class of the following classes of automatic Beneficiaries with a member surviving the Participant and (except in the case of surviving issue) in equal shares if there is more than one member in such class surviving the Participant:


           Participant's surviving spouse
           Participant's   surviving  issue  per  stirpes  and  not  per  capita
           Participant's surviving parents Participant's surviving brothers and sisters Representative of Participant's estate.

           7.7.3. Disclaimers by Beneficiaries . A Beneficiary entitled to a payment of all or a portion of a deceased Participant's Account may disclaim an interest therein subject to the following requirements. To be eligible to disclaim, a Beneficiary must be a natural person, must not have received a payment of all or any portion of the Account at the time such disclaimer is executed and delivered, and must have attained at least age twenty-one (21) years as of the date of the Participant's death. Any disclaimer must be in writing and must be executed personally by the Beneficiary before a notary public. A disclaimer shall state that the Beneficiary's entire interest in the undistributed Account is disclaimed or shall specify what portion thereof is disclaimed. To be effective, duplicate original executed copies of the disclaimer must be both executed and actually delivered to the Plan Administrator after the date of the Participant's death but not later than two hundred seventy (270) days after the date of the Participant's death. A disclaimer shall be irrevocable when delivered to the Plan Administrator. A disclaimer shall be considered to be delivered to the Plan Administrator only when actually received by the Plan Administrator. The Plan Administrator shall be the sole judge of the content, interpretation and validity of a purported disclaimer. Upon the filing of a valid disclaimer, the Beneficiary shall be considered not to have survived the Participant as to the interest disclaimed. A disclaimer by a Beneficiary shall not be considered to be a transfer of an interest in violation of the provisions of Section 6 and shall not be considered to be an assignment or alienation of benefits in violation of federal law prohibiting the assignment or alienation of benefits under this Plan. No other form of attempted disclaimer shall be recognized by the Plan Administrator.

           7.7.4. Definitions . When used herein and, unless the Participant has otherwise specified in the Participant's Beneficiary designation, when used in a Beneficiary designation, "issue" means all persons who are lineal descendants of the person whose issue are referred to, including legally adopted descendants and their descendants but not including illegitimate descendants and their descendants; "child" means an issue of the first generation; "per stirpes" means in equal shares among living children of the person whose issue are referred to and the issue (taken collectively) of each deceased child of such person, with such issue taking by right of representation of such deceased child; and "survive" and "surviving" mean living after the death of the Participant.

           7.7.5. Special Rules. Unless the Participant has otherwise specified in the Participant's Beneficiary designation, the following rules shall apply:

           (a) If there is not sufficient evidence that a Beneficiary was living at the time of the death of the Participant, it shall be deemed that the Beneficiary was not living at the time of the death of the Participant.

           (b) The automatic Beneficiaries specified in Section 7.7.2 and the Beneficiaries designated by the Participant shall become fixed at the time of the Participant's death so that, if a Beneficiary survives the Participant but dies before the receipt of all payments due such Beneficiary hereunder, such remaining payments shall be payable to the representative of such Beneficiary's estate.

           (c) If the Participant designates as a Beneficiary the person who is the Participant's spouse on the date of the designation, either by name or by relationship, or both, the dissolution, annulment or other legal termination of the marriage between the Participant and such person shall automatically revoke such designation. (The foregoing shall not prevent the Participant from designating a former spouse as a Beneficiary on a form executed by the Participant and received by the Plan Administrator after the date of the legal termination of the marriage between the Participant and such former spouse, and during the Participant's lifetime.)

           (d)     Any  designation  of a nonspouse  Beneficiary by name that is accompanied by a description of relationship to the Participant shall be given effect without regard to whether the relationship to the Participant exists either then or at the Participant's death.

           (e) Any designation of a Beneficiary only by statement of relationship to the Participant shall be effective only to designate the person or persons standing in such relationship to the Participant at the Participant's death.

A Beneficiary designation is permanently void if it either is executed or is filed by a Participant who, at the time of such execution or filing, is then a minor under the law of the state of the Participant's legal residence. The Plan Administrator shall be the sole judge of the content, interpretation and validity of a purported Beneficiary designation.

           7.7.6. No Spousal Rights . Prior to the death of the Participant, no spouse or surviving spouse of a Participant and no person designated to be a Beneficiary shall have any rights or interest in the benefits credited under this Plan including, but not limited to, the right to be the sole Beneficiary or to consent to the designation of Beneficiaries (or the changing of designated Beneficiaries) by the Participant.

7.8. Death Prior to Full Payment. If, at the death of the Participant, any payment to the Participant was due or otherwise pending but not actually paid, the amount of such payment shall be included in the Account which are payable to the Beneficiary (and shall not be paid to the Participant's estate).

7.9. Facility of Payment. In case of the incompetency or legal disability, including minority, of any person entitled to receive any payment under this Plan, payment shall be made, if the Plan Administrator shall be advised of the existence of such condition:

           (a) to the duly appointed guardian, conservator or other legal representative of such incompetent or disabled person
                   (excluding an attorney in fact acting under power of attorney), or

           (b) to a person or institution entrusted with the care or maintenance of the incompetent or disabled person, provided such person or institution has satisfied the Employer that the payment will be used for the best interest and to assist in the care of such incompetent or disabled person, and provided further, that no prior claim for said payment has been made by a duly appointed guardian, conservator or other legal representative of such incompetent or disabled person (excluding an attorney in fact acting under power of attorney).

Any payment made in good faith shall constitute a complete discharge of any liability or obligation of the Employer, all fiduciaries, and this Plan to make such payment.

7.10. Payments in Kind. Payments from this Plan shall be made either in cash or in kind as the Plan Administrator, in its discretion, shall determine.

                                    SECTION 8

                                 FUNDING OF PLAN

8.1. Unfunded Plan . The obligation of the Employers to make payments under this Plan constitutes only the unsecured (but legally enforceable) promise of the Employers to make such payments. No Participant shall have any lien, prior claim or other security interest in any property of the Employers. The Employers shall have no obligation to establish or maintain any fund, trust or account (other than a bookkeeping account or reserve) for the purpose of funding or paying the benefits promised under this Plan. If such a fund, trust or account is established, the property therein shall remain the sole and exclusive property of the Employers. The Employers shall be obligated to pay the cost of this Plan out of its general assets. All references to accounts, accruals, gains, losses, income, expenses, payments, custodial funds and the like are included merely for the purpose of measuring the Employers' obligation to Participants in this Plan and shall not be construed to impose on the Employers the obligation to create any separate fund for purposes of this Plan.

8.2 Hedging Investments . If NCS elects to finance all or a portion of the Employers' costs in connection with this Plan through the purchase of life insurance or other investments, the Participant agrees, as a condition of participation in this Plan, to cooperate with NCS in the purchase of such investment to any extent reasonably required by NCS and relinquishes any claim the Participant or a Beneficiary might have to the proceeds of any such investment or any other rights or interests in such investment. If a Participant fails or refuses to cooperate, then notwithstanding any other provision of this Plan, the Plan Administrator shall immediately and irrevocably terminate and forfeit the Participant's entitlement to benefits under this Plan.

8.3. Corporate Obligation . Neither Employer's officers nor any member of the Compensation Committee in any way secures or guarantees the payment of any benefit or amount which may become due and payable hereunder to or with respect to any Participant. Each Participant and other person entitled at any time to payments hereunder shall look solely to the assets of the Employers for such payments as an unsecured, general creditor. After benefits shall have been paid to or with respect to a Participant and such payment purports to cover in full the benefit hereunder, such former Participant or other person or persons, as the case may be, shall have no further right or interest in the other assets of the Employers in connection with this Plan. No person shall be under any liability or responsibility for failure to effect any of the objectives or purposes of this Plan by reason of the insolvency of the Employers.


                                    SECTION 9

                            AMENDMENT AND TERMINATION

9.1.       Amendment and Termination .

           9.1.1. Before a Change-in-Control . Prior to the occurrence of a Change-in-Control, the Compensation Committee may unilaterally amend the Plan Statement prospectively, retroactively or both, at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and may likewise terminate this Plan both with regard to persons expecting to receive benefits in the future and persons then receiving benefits; provided, however, that:

           (a) the benefit, if any, payable to or with respect to a Participant who has had an Event of Maturity as of the effective date of such amendment or the effective date of such termination shall not be, without the written consent of the Participant, diminished or delayed by such amendment or termination (but the Compensation Committee may amend the Plan Statement to otherwise modify the payment of any such benefit including, but not limited to, accelerating the value of all remaining payments into a single lump sum payment), and

           (b) the benefit, if any, payable to or with respect to each other Participant determined as if such Participant had an Event of Maturity on the effective date of such amendment or the effective date of such termination shall not be, without the written consent of the Participant, diminished or delayed by such amendment or termination (but the Compensation Committee may amend the Plan Statement to otherwise modify the payment of any such benefit including, but not limited to, accelerating the value of all remaining payments into a single lump sum payment).

           9.1.2.  After a Change-in-Control .

           (a) Existing Participants. After the occurrence of a Change-in-Control, the Compensation Committee may only amend the Plan Statement or terminate this Plan as applied to Participants who are Participants on the date of the Change-in-Control if:

                   (i) all benefits payable to or with respect to persons who were Participants as of the Change-in-Control (including benefits earned before and benefits earned after the Change-in-Control) have been paid in full, or

                   (ii) eighty percent (80%) of all the Participants determined as of the date of the Change-in-Control give knowing and voluntary written consent to such amendment or termination.

           (b) New Participants. After the occurrence of a Change-in-Control, as applied to Participants who are not Participants on the date of the Change-in-Control, the Compensation Committee may unilaterally amend the Plan Statement prospectively, retroactively or both, at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and may likewise terminate this Plan.

9.2. No Oral Amendments. No modification of the terms of the Plan Statement or termination of this Plan shall be effective unless it is in writing and signed on behalf of the Compensation Committee by a person authorized to execute such writing. No oral representation concerning the interpretation or effect of the Plan Statement shall be effective to amend the Plan Statement.

9.3. Plan Binding on Successors . NCS will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of NCS), by agreement, to expressly assume and agree to perform this Plan in the same manner and to the same extent that NCS would be required to perform it if no such succession had taken place.




                                   SECTION 10

                     DETERMINATIONS -- RULES AND REGULATIONS

10.1. Determinations . The Plan Administrator shall make such determinations as may be required from time to time in the administration of this Plan. The Plan Administrator shall have the discretionary authority and responsibility to interpret and construe the Plan Statement and to determine all factual and legal questions under this Plan, including but not limited to the entitlement of Participants and Beneficiaries, and the amounts of their respective interests. Each interested party may act and rely upon all information reported to them hereunder and need not inquire into the accuracy thereof, nor be charged with any notice to the contrary.

10.2. Rules and Regulations . Any rule not in conflict or at variance with the provisions hereof may be adopted by the Plan Administrator.

10.3. Method of Executing Instruments. Information to be supplied or written notices to be made or consents to be given by the Plan Administrator pursuant to any provision of the Plan Statement may be signed in the name of the Plan Administrator by any officer who has been authorized to make such certification or to give such notices or consents.

10.4. Claims Procedure . The claims procedure set forth in this Section 10.4 shall be the exclusive administrative procedure for the disposition of claims for benefits arising under this Plan.

           10.4.1. Original Claim . Any person may, if he or she so desires, file with the Plan Administrator a written claim for benefits under this Plan. Within ninety (90) days after the filing of such a claim, the Plan Administrator shall notify the claimant in writing whether the claim is upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred eighty (180) days from the date the claim was filed) to reach a decision on the claim. If the claim is denied in whole or in part, the Plan Administrator shall state in writing:

           (a)     the specific reasons for the denial;

           (b) the specific references to the pertinent provisions of the Plan Statement on which the denial is based;

           (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

           (d) an explanation of the claims review procedure set forth in this section.

           10.4.2. Review of Denied Claim . Within sixty (60) days after receipt of notice that the claim has been denied in whole or in part, the claimant may file with the Plan Administrator a written request for a review and may, in conjunction therewith, submit written issues and comments. Within sixty (60) days after the filing of such a request for review, the Plan Administrator shall notify the claimant in writing whether, upon review, the claim was upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred twenty (120) days from the date the request for review was filed) to reach a decision on the request for review.

           10.4.3. General Rules .

           (a) No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure. The Plan Administrator may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Plan Administrator upon request.

           (b) All decisions on claims and on requests for a review of denied claims shall be made by the Plan Administrator.

           (c) The Plan Administrator may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim.

           (d) A claimant may be represented by a lawyer or other representative (at the claimant's own expense), but the Plan Administrator reserves the right to require the claimant to furnish written authorization. A claimant's representative shall be entitled, upon request, to copies of all notices given to the claimant.

           (e) The decision of the Plan Administrator on a claim and on a request for a review of a denied claim shall be served on the claimant in writing. If a decision or notice is not received by a claimant within the time specified, the claim or request for a review of a denied claim shall be deemed to have been denied.

           (f) Prior to filing a claim or a request for a review of a denied claim, the claimant or his or her representative shall have a reasonable opportunity to review a copy of the Plan Statement and all other pertinent documents in the possession of the Plan Administrator.

           (g)     The  Plan   Administrator   may  permanently  or  temporarily
                   delegate its responsibilities under this claims procedure to an individual or a committee of individuals.

10.5.      Limitations and Exhaustion .

           10.5.1. Limitations . No claim shall be considered under these administrative procedures unless it is filed with the Plan Administrator within one (1) year after the claimant knew (or reasonably should have known) of the principal facts on which the claim is based. Every untimely claim shall be denied by the Plan Administrator without regard to the merits of the claim. No legal action (whether arising under section 502 or section 510 of ERISA or under any other statute or non-statutory law) may be brought by any claimant on any matter pertaining to this Plan unless the legal action is commenced in the proper forum before the earlier of:

           (a) two (2) years after the claimant knew (or reasonably should have known) of the principal facts on which the claim is based, or

           (b) sixty (60) days after the claimant has exhausted these administrative procedures.

If or to the extent that the claim relates to a failure to effect investment directions pursuant to Section 4.2.2(a) or to a Participant's election regarding the deferral of compensation, the one (1) year period shall be thirty (30) days. Knowledge of all facts that a Participant knew (or reasonably should have known) shall be imputed to each claimant who is or claims to be a Beneficiary of the Participant (or otherwise claims to derive an entitlement by reference to a Participant) for the purpose of applying the one (1) year (or thirty day) and two (2) year periods.

           10.5.2. Exhaustion Required . Except as provided in Section 10.5.3, the exhaustion of these administrative procedures is mandatory for resolving every claim and dispute arising under this Plan. As to such claims and disputes:

           (a) no claimant shall be permitted to commence any legal action relating to any such claim or dispute (whether arising under section 502 or section 510 of ERISA or under any other statute or non-statutory law) unless a timely claim has been filed under these administrative procedures and these administrative procedures have been exhausted; and

           (b) in any such legal action all explicit and implicit determinations by the Plan Administrator (including, but not limited to, determinations as to whether the claim was timely filed) shall be afforded complete deference unless the Plan Administrator's determination was arbitrary and capricious.

           10.5.3. Exhaustion Not Required . The exhaustion of these administrative procedures is not mandatory for resolving any dispute arising under this Plan insofar as the dispute pertains to any matter that arose after a Change-in-Control or within the one hundred twenty (120) days before a Change-in-Control. As to such matters:

           (a) a claimant shall be permitted to commence a legal action relating to any such matter (whether arising under section 502 or section 510 of ERISA or under any other statute or non-statutory law) even if a timely claim has not been filed under these administrative procedures and even if these administrative procedures have not been exhausted; and

           (b) in any legal action regarding the benefits payable to or with respect to a Participant, notwithstanding Section 10.1, determinations by the Plan Administrator (including determinations regarding when any matter arose) shall not be afforded any deference and the matter shall be heard de novo; and

           (c) if a Participant is the prevailing party in litigating any claim for benefits under this Plan, the Employers shall be jointly and severally liable to pay reasonable attorney's fees and costs of the action to the Participant.


                                   SECTION 11

                               PLAN ADMINISTRATION

11.1.      Plan Administrator .

           11.1.1.   Officers  .  Except  as  hereinafter  provided,   functions
generally assigned to the Plan Administrator or to NCS shall be discharged by the NCS officers or delegated and allocated as provided herein.

           11.1.2. Compensation Committee . Except as hereinafter provided, the Compensation Committee of NCS may delegate or redelegate and allocate and reallocate to one or more persons or to a committee of persons jointly or severally, and whether or not such persons are directors, officers or employees, such functions generally assigned to the Plan Administrator or NCS as the Compensation Committee may from time to time deem advisable.

           11.1.3. Compensation Committee . Notwithstanding the foregoing, the Compensation Committee shall have the exclusive authority, which may not be delegated, to amend the Plan Statement, to terminate this Plan and to determine eligibility to participate in this Plan under Section 2.

11.2.      Delegation   .  The Plan  Administrator   and  the members   of  the
Compensation Committee shall not be liable for an act or omission of another person with regard to a responsibility that has been allocated to or delegated to such other person pursuant to the terms of the Plan Statement or pursuant to procedures set forth in the Plan Statement.

11.3. Conflict of Interest. If any individual to whom authority has been delegated or redelegated hereunder shall also be a Participant in this Plan, such Participant shall have no authority with respect to any matter specially affecting such Participant's individual interest hereunder or the interest of a person superior to him or her in the organization (as distinguished from the interests of all Participants and Beneficiaries or a broad class of Participants and Beneficiaries), all such authority being reserved exclusively to other individuals as the case may be, to the exclusion of such Participant, and such Participant shall act only in such Participant's individual capacity in connection with any such matter.

11.4. Administrator . The Plan Administrator shall be the administrator for purposes of section 3(16)(A) of ERISA.

11.5. Service of Process. In the absence of any designation to the contrary by the Plan Administrator, the Secretary of NCS is designated as the appropriate and exclusive agent for the receipt of service of process directed to this Plan in any legal proceeding, including arbitration, involving this Plan.

11.6. Expenses . All expenses of administering this Plan shall be borne by the Employers.

11.7. Spendthrift Provision . No Participant or Beneficiary shall have any interest in any Account which can be transferred nor shall any Participant or Beneficiary have any power to anticipate, alienate, dispose of, pledge or encumber the same while in the possession or control of the Employers, nor shall the Plan Administrator recognize any assignment thereof, either in whole or in part, nor shall any Account be subject to attachment, garnishment, execution following judgment or other legal process before the Account is distributed to the Participant or Beneficiary.

The power to designate Beneficiaries to receive the Account of a Participant in the event of such Participant's death shall not permit or be construed to permit such power or right to be exercised by the Participant so as thereby to anticipate, pledge, mortgage or encumber such Participant's Account or any part thereof and any attempt of a Participant to so exercise said power in violation of this provision shall be of no force and effect and shall be disregarded by the Plan Administrator.

11.8. Tax Withholding . The Plan Administrator shall cause to be withheld the amount of any federal, state or local income tax or other tax required to be withheld under applicable law with respect to any amount payable under this Plan.

11.9. Certifications . Information to be supplied or written notices to be made or consents to be given by the Plan Administrator pursuant to any provision of this Plan may be signed in the name of the Plan Administrator by any officer of NCS who has been authorized to make such certification or to give such notices or consents.

11.10. Errors in Computations . The Plan Administrator shall not be liable or responsible for any error in the computation of the Account or the determination of any benefit payable to or with respect to any Participant resulting from any misstatement of fact made by the Participant or by or on behalf of any survivor to whom such benefit shall be payable, directly or indirectly, to the Plan Administrator and used by the Plan Administrator in determining the benefit. The Plan Administrator shall not be obligated or required to increase the benefit payable to or with respect to such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant. However, the benefit of any Participant which is overstated by reason of any such misstatement or any other reason shall be reduced to the amount appropriate in view of the truth (and to recover any prior overpayment).

                                   SECTION 12

                                  CONSTRUCTION

12.1.      Applicable Laws .

           12.1.1. ERISA Status . This Plan is adopted with the understanding that it is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as provided in section 201(2), section 301(3) and section 401(a)(1) of ERISA. Each provision shall be interpreted and administered accordingly.

           12.1.2. IRC Status . This Plan is intended to be a nonqualified deferred compensation arrangement. The rules of section 401(a) et. seq. of the Code shall not apply to this Plan. For the purposes of section 3121(v) and section 3306(r)(2) of the Code, this Plan is a deferred compensation plan.

           12.1.3. References to Laws . Any reference in the Plan Statement to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation.

12.2. Effect on Other Plans. This Plan shall not alter, enlarge or diminis any person's employment rights or obligations or rights or obligations under NCS ESOP, the NCS Savings Plan or any other employee pension benefit or employee welfare benefit plan. It is specifically contemplated that the NCS ESOP and the NCS Savings Plan will, from time to time, be amended and possibly terminated. All such amendments and termination shall be given effect under this Plan (it being expressly intended that this Plan shall not lock in the benefit structures of the NCS ESOP and the NCS Savings Plan or any other plan as they exist at the adoption of this Plan or upon the commencement of participation or at any other time).

12.3.      Disqualification   .  Notwithstanding  any  other  provision  of the
Plan Statement or any election or designation made under this Plan, any individual who feloniously and intentionally kills a Participant shall be deemed for all purposes of this Plan and all elections and designations made under this Plan to have died before such Participant. A final judgment of conviction of felonious and intentional killing is conclusive for this purpose. In the absence of a conviction of felonious and intentional killing, the Plan Administrator shall determine whether the killing was felonious and intentional for this purpose.

12.4.      Rules of Document Construction .

           (a) An individual shall be considered to have attained a given age on such individual's birthday for that age (and not on the day before). Individuals born on February 29 in a leap year shall be considered to have their birthdays on February 28 in each year that is not a leap year.

           (b) Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine; and the words "hereof," "herein" or "hereunder" or other similar compounds of the word "here" shall mean and refer to the entire Plan Statement and not to any particular paragraph or Section of the Plan Statement unless the context clearly indicates to the contrary.

           (c) The titles given to the various Sections of the Plan Statement are inserted for convenience of reference only and are not part of the Plan Statement, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof.

           (d) Any reference in this Plan Statement to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation.

           (e) Notwithstanding any thing apparently to the contrary contained in the Plan Statement, the Plan Statement shall be construed and administered to prevent the duplication of benefits provided under this Plan and any other qualified or nonqualified plan maintained in whole or in part by the Employers.

12.5. Choice of Law . This instrument has been executed and delivered in the State of Minnesota and has been drawn in conformity to the laws of that State and shall, except to the extent that federal law is controlling, be construed and enforced in accordance with the laws of the State of Minnesota.

12.6. No Employment Contract . This Plan is not and shall not be deemed to constitute a contract of employment between an Employer and any person, nor shall anything herein contained be deemed to give any person any right to be retained in an Employer's employ or in any way limit or restrict the Employer's right or power to discharge any person at any time and to treat any person without regard to the effect which such treatment might have upon him or her as a Participant in this Plan. Neither the terms of the Plan Statement nor the benefits under this Plan nor the continuance of the Plan shall be a term of the employment of any employee. The Employers shall not be obliged to continue this Plan.


March 25, 1999                               NATIONAL COMPUTER SYSTEMS, INC.


                                             By /s/ Russell A. Gullotti

                                             Its Chairman, President and CEO

                                    APPENDIX

                                CHANGE IN CONTROL
                             AND RELATED DEFINITIONS


(a) "Acquiring Person" shall mean any Person who or which, alone or together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of fifteen percent (15%) or more of the shares of Common Stock then outstanding, but shall not include NCS, any Subsidiary of NCS or any employee benefit plan of NCS or of any Subsidiary of NCS or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan. For purposes of this Appendix, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act.

(b)       "Affiliate"  and "Associate" shall  have  the  respective   meanings
ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act

(c) "Beneficial Owner" means beneficial owner (as defined in Rule 13d-3 under the Exchange Act) and "beneficially own" has a meaning correlative therewith.

(d)       "Change in Control" means:

           (i) a public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) is made by NCS or any Person that such Person has become an Acquiring Person, unless approved by the Board of Directors of NCS,

           (ii) a public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) is made by NCS or any Person that such Person beneficially owns more than fifty percent (50%) of the Common Stock, regardless of whether approved by the Board of Directors of NCS,

           (iii) a tender or exchange offer by any Person (other than NCS, any Subsidiary of NCS or any employee benefit plan of NCS or of any Subsidiary of NCS or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan) is commenced (within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act), if, upon the consummation thereof, such Person would be an Acquiring Person,

           (iv) NCS enters into a merger, consolidation or statutory share exchange with any other Person in which the surviving entity would not have as its directors at least sixty percent (60%) of the Continuing Directors and would not have at least sixty percent (60%) of its common stock owned by the common shareholders of NCS prior to such merger, consolidation or statutory share exchange, or

           (v) a sale or disposition of all or substantially all of the assets of NCS or the dissolution of NCS.

(e)       "Common Stock" means NCS's Common Stock, $.03 par value per share.

(f) "Continuing Director" means any Person who is a member of the Board of Directors of NCS, is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a representative of an Acquiring Person or of any such Affiliate or Associate, and was a member of the Board of Directors of NCS immediately prior to a Change in Control. A Continuing Director also means any Person who subsequently becomes a member of the Board of Directors of NCS and is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a representative of an Acquiring Person or of any such Affiliate or Associate, if such Person's initial nomination for election or initial election to the Board of Directors of NCS is recommended or approved by a majority of the Continuing Directors; provided that any Person who first becomes a member of the Board of Directors of NCS in connection with a transaction described by clause (iv) of the definition of "Change in Control" shall not be a Continuing Director.

(g)       "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(h) "Person" means any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

(i) "Subsidiary" means a corporation or other entity or enterprise, whether incorporated or unincorporated, of which at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others serving similar functions with respect to such corporation or other entity or enterprise is owned, directly or indirectly, by NCS.